UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

TuSimple Holdings Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2022 (the “Original Form 8-K”), in which the Company disclosed that KPMG LLP (“KPMG”) resigned as the Company’s principal accountants.

The Company provided KPMG with a copy of the Original Form 8-K prior to the time the Original Form 8-K was filed with the SEC and requested that KPMG furnish the Company with a letter addressed to the SEC, stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K in the Original Form 8-K and, if not, stating the respects in which it does not agree.

The Company is filing this Current Report on Form 8-K/A to amend its Original Form 8-K by filing KPMG’s letter to the SEC. A copy of KPMG’s letter to the SEC, dated November 22, 2022, is attached as Exhibit 16.1 to this Current Report on Form 8-K/A and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated November 22, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Interim Chief Financial Officer

Dated: November 22, 2022